UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2012, incumbent director Thomas L. Herlache was declared director-elect to serve as a member director of the Board of Directors (the “Board”) of the Federal Home Loan Bank of Chicago (the “Bank”). Mr. Herlache's four year term will begin on January 1, 2013. This directorship is being filled without an election because the number of nominees for member director for the state of Wisconsin is equal to the number of open directorships, which is one.

Mr. Herlache was declared director-elect to the Board in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”). For more information on these rules, see “2011 Director Election” on page 95 in the Bank's 2011 Form 10-K.

Mr. Herlache serves as a director on the Board for Baylake Bank and Baylake Corp., a one-bank holding company, in Sturgeon Bay, Wisconsin. The Board has previously elected Mr. Herlache to serve as Chairman of the Board for 2012-2013. As Chairman of the Board, Mr. Herlache currently serves and will continue to serve as Chairman of the Board's Executive & Governance Committee and as an ex officio member of the following Board committees: Affordable Housing, Audit, Public Policy, Personnel & Compensation, Risk Management and Operations & Technology.
The Bank expects to compensate Mr. Herlache in accordance with the Bank's 2012 Board of Directors Compensation Policy, as revised in September 2012 (“Revised Policy”). Under the Revised Policy, effective as of October 1, 2012, total annual director compensation is paid as a combination of a quarterly retainer at the end of each quarter and per meeting fees. The following table sets forth the maximum amounts that Bank directors can earn on an annual basis under the Revised Policy:

Position	Maximum Quarterly Retainers	Maximum Meeting Fees	Maximum Total Compensation
Chairman	$45,000	$45,000	$90,000
Vice Chairman	40,000	40,000	80,000
Audit Committee Chairman	40,000	40,000	80,000
Committee Chairman	37,500	37,500	75,000
Director	35,000	35,000	70,000

If a director does not fulfill his or her responsibility by meeting certain performance and attendance criteria set forth in the Revised Policy, the director's compensation will be less than the maximum amounts shown above. No additional meeting fees will be paid to any director for their participation in any other special meetings or events on behalf of the Board. The Bank reimburses directors for necessary and reasonable travel and related expenses associated with meeting attendance in accordance with the Bank's employee reimbursement policy.

Pursuant to the Bank Act and FHFA regulations, the Bank's member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related parties. For further discussion, see “Related Persons and Related Transactions” on page 119 of the Bank's 2011 Form 10-K.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: September 26, 2012	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary